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                                                                     Exhibit 4.1




                          REGISTRATION RIGHTS AGREEMENT


                  Registration Rights Agreement (this "Agreement"), dated this 5th day of September, 2002, is by and between KROLL INC., a Delaware corporation (the "Company"), on the one hand, and the stockholders of the Company set forth on the signature pages hereto (individually a "Stockholder" and collectively the "Stockholders") who execute and deliver a counterpart of this Agreement.

                  A. WHEREAS, the Company and the Stockholders have entered into a Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Stockholders sold to the Company and the Company purchased all of the equity interests of Zolfo Cooper LLC and its related companies (the "ZC Interests");

                  B. WHEREAS, the consideration for the purchase and sale of the ZC Interests included 2,900,000 shares of common stock, par value $.10 per share, of the Company (the "Common Stock") and an additional 2,500,000 shares of Common Stock may be issued and delivered to the Stockholders under certain circumstances pursuant to the Purchase Agreement; and

                  C. WHEREAS, the execution and delivery of this Agreement is required by the Purchase Agreement in connection with the closing thereunder;

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders, intending legally to be bound, do hereby agree as follows:

                  Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" of any Person means any other Person who either, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling" "controlled by" and under "common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall have the meaning set forth in the preamble.

                  "Business Day" shall mean any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in New York, New York.


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                  "Capital Stock" shall mean all shares, interests,
participations, rights or other equivalents (however designated) of corporate stock.

                  "Common Stock" shall have the meaning set forth in the recitals to this Agreement.

                  "Delay Notice" shall have the meaning set forth in Section
6(b).

                  "Designated Stockholders" shall mean Stephen F. Cooper, Michael E. France and Leonard LoBiondo.

                  "Encumbrance" means any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Hold-Back Election" shall have the meaning set forth in
Section 6(a).

                  "Indemnified Party" shall have the meaning set forth in
Section 8(a).

                  "Losses" shall have the meaning set forth in Section 8(a).

                  "Material Development Condition" shall have the meaning set forth in Section 6(b).

                  "Other Holders" shall have the meaning set forth in Section 3(c).

                  "Person" shall mean an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company or other entity, trust or trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  "Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

                  "Registrable Securities" shall mean the Common Stock acquired by the Stockholders from the Company pursuant to the Purchase Agreement and any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution or otherwise in respect of such Common Stock.


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                  "Registration Expenses" shall have the meaning set forth in
Section 7.

                  "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                  "Requesting Securityholder" shall have the meaning set forth in Section 4.

                  "Restricted Security" shall have the meaning set forth in
Section 2.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 903" shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 904" shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Selling Stockholder" shall mean any Stockholder whose Registrable Securities are included in a Registration Statement.

                  "Shelf Registration" shall have the meaning set forth in
Section 3(a).

                  "Shelf Registration Period" shall have the meaning set forth in Section 3(b).

                  "Stockholders" shall mean the Persons set forth on the signature pages to this Agreement who execute and deliver a counterpart of this Agreement, and any Person to whom the rights under this Agreement are assigned pursuant to Section 16 hereof.

                  "ZC Interests" shall have the meaning set forth in the recitals.

                  "Underwritten Offering" shall mean a registered offering in which securities of the Company are sold to an underwriter pursuant to a firm commitment underwriting agreement for reoffering to the public.

                  Section 2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular

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Registrable Security, only so long as such security continues to be a Restricted
Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a "Restricted Security" is a Registrable Security which (a) has not been effectively registered under the Securities Act and distributed by a Stockholder in accordance with an effective Registration Statement, (b) has not been distributed by a Stockholder pursuant to Rule 144, Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period, or (c) is not eligible for sale without restriction as to volume or manner of sale under paragraph (k) of Rule 144.

                  Section 3. Shelf Registration.


                  (a) Filing. Subject to the provisions of Section 6(b) hereof, the Company shall use its reasonable best efforts to file with the SEC by November 15, 2002, a Registration Statement on Form S-3 (or any successor or other available form) covering all Registrable Securities (the "Shelf Registration").

                  (b) Effectiveness of Registration Statement. Subject to the provisions of 6(b), the Company shall use its reasonable best efforts to (i) cause the Shelf Registration to become effective on or before January 15, 2003, and (ii) thereafter keep such Registration Statement effective continuously for the period (the "Shelf Registration Period") ending on the second (2nd) anniversary of the date hereof. In the event that the Shelf Registration has not been declared effective by the SEC on or before January 15, 2003, the Company shall issue pro rata to the Stockholders a number of shares of Common Stock equal to three-quarters of one percent (0.75%) of the Registrable Securities then outstanding for each subsequent thirty (30) day period that elapses before the Shelf Registration is declared effective by the SEC; provided, however, that if the Shelf Registration is not declared effective by the SEC on or before September 30, 2003, such three-quarters of one percent (0.75%) shall be increased to one and one-half percent (1.50%) for each thirty (30) day period that elapses after September 30, 2003 before the Shelf Registration is declared effective by the SEC; provided, further, however, that the Company shall not be required to issue any additional shares pursuant to this sentence in respect of any thirty (30) day period during which the Stockholders may not sell any Registrable Securities pursuant to Section 9.6 of the Purchase Agreement.

                  (c) Inclusion of Other Securities. The Company and any other holder of the Company's Common Stock who has registration rights ("Other Holders") may include its securities in the Shelf Registration effected pursuant to this Section 3, provided that, no such inclusion of the securities of Other Holders shall restrict in any way the number of Registrable Securities which may be included in the Shelf Registration.

                  (d) Underwritten Offering. In the event the Stockholders wish to effect sales under the Shelf Registration in an underwritten offering, the Company shall enter into an underwriting agreement with the underwriters on customary terms and shall file such form of prospectus, prospectus supplement or other filing to provide for such underwritten offering that is reasonably requested by the underwriters in connection therewith. The underwriters shall be selected by the Company and shall be reasonably acceptable to a majority in interest of the Designated Stockholders.

                  Section 4. Piggyback Registrations. If the Company at any time proposes to file a registration statement with respect to its Common Stock, whether for its own account or for the account of an Other Holder or Other Holders that have requested such registration (a "Requesting Securityholder"), other than a registration statement or Form S-4 or S-8 (or any

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successor or substantially similar form) and other than in connection with an employee compensation plan, or securities issued pursuant to any such plan, or a dividend reinvestment plan, then the Company shall in each case give written notice of such proposed filing to the Stockholders at least twenty (20) days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to the Stockholders the opportunity to have any or all of the Registrable Securities held by the Stockholders included in such registration statement. If any Stockholder desires to have its Registrable Securities registered under this Section 4, it shall so advise the Company in writing within ten (10) days after the date of receipt of such notice (which request shall set forth the number of Registrable Securities for which registration is requested), and the Company shall use its commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advises the Company that the total number of shares of Common Stock which the Stockholders, the Company and any other Persons intended to be included in such proposed public offering is sufficiently large to materially and adversely affect the success of such proposed public offering, then the number of shares of Common Stock to be included in such registration statement for the accounts of the Stockholders and the Other Holders shall be reduced pro rata, based upon the aggregate number of securities to be offered for the accounts of the Stockholders and all Other Holders (except the Company and the Requesting Securityholder) intended to be included in such offering, to the extent necessary to reduce the total number of securities to be included in such proposed public offering to the number recommended by such managing underwriter or underwriters before the securities offered by the Company or any Requesting Securityholder are so reduced. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a Registration Statement referred to in this Section 4 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without any liability or obligation to any Stockholder.

                  Section 5. Registration Procedures.


                  (a) General. In connection with the Company's registration obligations pursuant to Sections 3 and 4, the Company will:

                           (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time period set forth in
         Section 3(b); provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been distributed as contemplated by such Registration Statement, and, provided, further, that as soon as practicable, but in no event later than three (3) Business Days before filing such Registration Statement, the Company shall furnish to the Selling Stockholders copies of all such documents proposed to be filed, which documents shall be subject to the review of the Selling Stockholders;

                           (ii) notify the Selling Stockholders promptly (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-

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         effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing (and to reply thereto as promptly as reasonably practicable), (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose (and use its commercially reasonable efforts to obtain the withdrawal of such order), (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) if there is any misstatement or omission of any material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs that requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

                           (iii) if reasonably requested by a Selling
         Stockholder, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Stockholder and its proposed plan of distribution as such Stockholder reasonably requests be included therein; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                           (iv) furnish to each Selling Stockholder, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                           (v) deliver to each Selling Stockholder, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Stockholder may reasonably request;

                           (vi) use commercially reasonable efforts to register or qualify or cooperate with the Selling Stockholders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such Stockholders reasonably request in writing; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;

                           (vii) cooperate with the Selling Stockholders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Selling Stockholders may request at least two (2) Business Days prior to any sale of such Registrable Securities;


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                           (viii) otherwise use commercially reasonable efforts
         to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

                           (ix) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.; and

                           (x) upon reasonable notice and during normal business hours, provide reasonable access to the Company's personnel, legal advisors and auditors for the purpose of permitting the Selling Stockholders to conduct due diligence in connection with any such Registration Statement.

                  As a condition precedent to the participation in any registration hereunder, the Company may require the Selling Stockholders to furnish to the Company such information regarding such Stockholders and the distribution of such securities as the Company may from time to time reasonably request to comply with the applicable provisions of the Securities Act.

                  (b) Cessation of Sales. Each Selling Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(ii), such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) such Stockholder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act, or (2) such Stockholder receives copies of any required supplemented or amended Prospectus, or until such Stockholder is advised in writing by the Company that the use its of the Prospectus may be resumed; provided, however, that, subject to the provisions of Section 6(b), the Company shall use its commercially reasonable efforts to cure any such misstatement, omission or event that is applicable to the Registration Statement as soon as reasonably practicable after delivery of such notice pursuant to clause (6) of Section 5(a)(ii). If so directed by the Company, on the happening of such event, each Selling Stockholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Stockholder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  Section 6.

                  (a) Hold-Back Election. In the case of the registration of any underwritten primary offering initiated by the Company, each Stockholder agrees that if he or she is requested to do so by the managing underwriter or the underwriters, then such Stockholder shall not effect any public sale or distribution of Capital Stock of the Company, except as part of such underwritten registration, during the period beginning ten (10) days prior to the closing date of such underwritten offering and ending ninety (90) days after such closing date; provided, however, that the provisions of this Section 6(a) shall not be effective until the Stockholders are entitled, for a period of at least six (6) months, to sell all of the Registrable Securities then owned by them without restriction under the volume limitations of Rule 144 and, provided, further that the provisions of this Section 6(a) shall not apply more than once in any year.


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                  (b) Material Development Condition. With respect to any
Registration Statement filed or to be filed pursuant to Section 3, if the Board of Directors of the Company determines that, in its good faith judgment, it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other development involving the Company or any subsidiary, or the unavailability for reasons beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary) be impracticable for or seriously detrimental (a "Material Development Condition") to the Company or any subsidiary to file such Registration Statement with the SEC, or to amend or supplement a Registration Statement that has been filed with the SEC, then the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving to the Holders of a certificate signed by an executive officer of the Company stating that in the good faith judgment of the Board of Directors a Material Development Condition has occurred (a "Delay Notice"), (i) to cause sales of Registrable Securities by the Stockholders pursuant to such Registration Statement to cease, (ii) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or
(iii) in the event no such Registration Statement has yet been filed or declared effective, to delay the filing of any such Registration Statement until, in the good faith judgment of the Company, such Material Development Condition no longer exists (notice of which the Company shall promptly deliver to the Stockholders). Notwithstanding the foregoing provisions of this Section 6(b):
(1) in no event may such cessation or delay be, for each such Registration Statement, for a period of more than ninety (90) consecutive days from the giving of its Delay Notice to the Stockholder with respect to such Material Development Condition, as above provided; (2) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as provided above, the Company shall cause a new Registration Statement covering the Registrable Securities to be filed with the SEC as soon as practicable after such Material Development Condition ceases to exist or, if sooner, as soon as practicable after the expiration of such ninety (90) day period; and (3) the Company may not issue more than one Delay Notice in any twelve month period.

                  (c) Limitation on Registration Rights. Anything to the contrary contained in this Agreement notwithstanding, when in the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Designated Stockholders), registration of all Registrable Securities owned by a Stockholder is not required by the Securities Act and other applicable securities laws in connection with a proposed sale of all such Registrable Securities, in one transaction, such Stockholder shall have no rights pursuant to Section 4 to request Registrable Securities be included in a registration statement in connection with such proposed sale and the Company shall promptly provide to the transfer agent and such Stockholder's broker in connection with any sale transaction a written opinion addressed to such Stockholder and the transfer agent to the effect set forth above, reasonably sufficient in form and substance to permit the transfer agent to issue stock certificates for such Registrable Securities without any legend restricting transfer thereof.

                  Section 7. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the

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obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, fees and disbursements of the Company's counsel and its independent certified public accountants, Securities Act liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and fees and expenses of other Persons retained by the Company (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company; provided, however, that Registration Expenses shall include the reasonable fees and expenses of a single counsel for the Stockholders, but shall not include other out-of-pocket expenses incurred by the Selling Stockholders or underwriting discounts, commissions, brokerage or other fees attributable to the sale of the Registrable Securities.

                  Section 8. Indemnification.


                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, but without duplication, each Selling Stockholder and its successors and assigns (the "Indemnified Party") from and against any and all losses, claims, actions, damages, liabilities and expenses (joint or several) (including reasonable attorneys' fees and disbursements and all other reasonable expenses incurred in investigating, preparing, compromising or defending against any such litigation, commenced or threatened, or any claim whatsoever, and amounts paid in settlement of any such claim or litigation) ("Losses") to which any of such Indemnified Parties may become subject, as incurred, insofar as such Losses arise out of or are based upon or relate to any untrue statement (or alleged untrue statement) of a material fact in, or any omission (or alleged omission) of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (including any such statements or omissions incorporated by reference therein) (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any written information furnished to the Company by such Selling Stockholder for use in the preparation of or inclusion in such Registration Statement or Prospectus in respect of such Selling Stockholder or its plan of distribution. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Selling Stockholders, if so requested.

                  (b) Indemnification by the Selling Stockholders. In connection with any Registration Statement, each Selling Stockholder will furnish to the Company such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), from and against any and all Losses to which the Company or any such Person may become subject, as incurred, insofar as such Losses arise out of or are based upon or related to any untrue statement (or alleged untrue statement) of a material fact in, or any omission (or alleged omission) of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading to the

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extent (and only to the extent) that such untrue statement or omission occurs in reliance upon any written information or affidavit furnished by such Selling Stockholder to the Company for use in the preparation of or inclusion in such Registration Statement or Prospectus in respect of such Selling Stockholder or its plan of distribution. No Selling Stockholder shall be required to provide indemnification or contribution hereunder in excess of an amount equal to the net proceeds to such Stockholder from the disposition of the Registrable Securities disposed of by such Stockholder pursuant to such Registration Statement.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to so notify an indemnifying party will not relieve it from any liability or obligation which it may have under this Section 8 or otherwise unless the failure to notify results in material prejudice to the indemnifying party and will not in any event relieve the indemnifying party from any obligations other than the indemnification provided for herein) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or if representation of such indemnified party by the counsel retained by the indemnifying party would be, in the indemnified party's reasonable view, inappropriate due to actual or potential differing interests between such indemnified party and other party represented by such counsel in such proceeding. The indemnifying party will not be subject to any liability for any compromise or settlement made without its consent. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (except one
(1) local counsel if required in a specific instance) for all parties indemnified by such indemnifying party with respect to such claim.

                  (d) Contribution. If for any reason the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated by Section 8(a) and
Section 8(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified party or parties on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)


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shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Conflict with Underwriting Agreement. Notwithstanding the foregoing, to the extent that the indemnification and contribution provisions contained in any underwriting agreement entered into in connection with any Underwritten Offering in which the Stockholders participate, conflict with the foregoing, the provisions of such underwriting agreement shall control.

                  (f) Survival. The provisions of this Section 8 shall survive the completion of any offering of Registrable Securities and are in addition to, and not in derogation of any other remedies any party may otherwise have.

                  Section 9. Participation in Underwritten Registrations. No Stockholder may participate in any Underwritten Offering hereunder unless it (a) agrees to sell the Registrable Securities included therein on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 9 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

                  Section 10. Certain Covenants by the Company.

                  (a) The Company agrees to use its commercially reasonable efforts to file with the SEC on a timely basis all annual, quarterly and current repots required to be filed by the Company under the Exchange Act (including those required by Rule 144).

                  (b) Upon request by any Stockholder, the Company will inform such Stockholder whether it is in compliance with its reporting obligations under the Exchange Act.

                  (c) The Company will provide all information as any Stockholder reasonably requests in order to determine whether any rule similar to Rule 144 permits the selling of any such securities without registration.

                  (d) Upon obtaining an opinion in form and substance satisfactory to the Company from counsel to a Stockholder that is reasonable satisfactory to the Company to the effect that such Stockholder may transfer its Registrable Securities pursuant to Rule 144(k) without registration under the Securities Act, the Company will instruct its transfer agent to issue to such Stockholder a certificate representing such Registrable Securities without any restrictive legends thereon.

                  Section 11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

If to a Stockholder, at the most current address given by such Stockholder to the Company, in accordance with the provisions of this Section 11, which address (including facsimile number)

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
initially is c/o Leonard LoBiondo, Zolfo Cooper, LLC, 101 Eisenhower Parkway, Roseland, New Jersey 07068, facsimile (973) 618-9432.

                  (a) If to the Company, initially at 900 Third Avenue, New York, NY 10022, attention: Sabrina H. Perel, Esq., Vice President, General Counsel and Secretary, facsimile No.: (212) 750-5628, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 11, with copies to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, attention:
Peter S. Kolevzon, Esq., facsimile No.: (212) 715-8000.

                  (b) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, facsimile, telecopier or telegram, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third (3rd) Business Day following such mailing.

                  Section 12. Entirety of Agreement. This Agreement states the entire agreement of the parties with respect to the subject matter hereof and merges all prior negotiations, agreements and understandings, if any, with respect thereto.

                  Section 13. Amendment. This Agreement may be modified or amended only by an instrument in writing, duly executed by the Company and the Designated Stockholders, and when so modified or amended shall be binding upon all of the Stockholders as so modified or amended.

                  Section 14. Waiver. No waiver by any party of any term, provision, condition, covenant, agreement, representation or warranty contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced. No waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, condition, covenant, agreement, representation or warranty (or breach) on any other occasion or as a waiver of any other term, provision, condition, covenant, agreement, representation or warranty (or of the breach of any other term, provision, condition, covenant, agreement, representation or warranty) contained in this Agreement on the same or any other occasion.

                  Section 15. Counterparts; Facsimile. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument. Facsimile transmission of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.

                  Section 16. Assignment; Binding Nature; No Beneficiaries. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, legatees, successors and assigns. Except as otherwise expressly provided in
Section 8, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal representatives, legatees, successors and assigns.

                  Section 17. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof or alter the meaning of any provision hereof.

                  Section 18. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts made and to be entirely performed therein, without regard to the principles of conflict of laws. In the event of any controversy or claim arising out of or relating to this Agreement or the breach or alleged breach hereof, each of the parties hereto irrevocably (a) submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York or, if such court may not take jurisdiction, any New York State Supreme Court sitting in the County of New York, (b) waives any objection which it may have at any time to the laying of venue of any action or proceeding brought in any such court, (c) waives any claim that such action or proceeding has been brought in an inconvenient forum or that there is a more convenient forum for such action or proceeding, and (d) agrees that service of process or of any other papers upon such party by registered mail at the address to which notices are required to be sent to such party under Section 11 shall be deemed good, proper and effective service upon such party.

                  Section 19. Construction. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference herein to a Section refers to a Section of this Agreement, unless otherwise stated, (e) all references to "$" or "dollars" mean U.S. dollars, and (g) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day. Any reference in this Agreement to "herein," "hereof," "hereby," "hereunder" or words of similar import shall mean and refer to this Agreement as a whole and not to any particular part hereof.

                  Section 20. Negotiated Agreement. The Company and the Stockholders acknowledge that they have been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agree that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.


                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the Company and the Stockholders have executed this Registration Rights Agreement as of the date first written above.



                                     KROLL INC.


                                     By:
                                           ------------------------------------
                                           Name:      Michael G. Cherkasky
                                           Title:     President and CEO


STOCKHOLDERS:


---------------------------------
Stephen F. Cooper


---------------------------------
Michael E. France


---------------------------------
Leonard LoBiondo


ZOLFO COOPER ACQUISITION, LLC



By:
    -----------------------------
Name:
Title:

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